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                                                                    EXHIBIT 23.2





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Frigoscandia Holding AB, we hereby consent to the incorporation of our report dated March 1, 2001 into ProLogis Trust's Form 10-K for the year ended December 31, 2000. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our report.


KPMG



Stockholm,
March 19, 2001